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                                                                    EXHIBIT 10.7

                                    AGREEMENT

                                     BETWEEN

                             VULCAN REFINING COMPANY

                                       AND

                         UNITED STEEL WORKERS OF AMERICA

                             LOCAL UNION NO. 2122-A








                           EFFECTIVE: FEBRUARY 1, 1997
                           EXPIRES : JANUARY 31, 2000

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                                TABLE OF CONTENTS

Page 1            Article I             RECOGNITION
Page 2            Article II            UNION SECURITY
Page 2            Article III           WAGES
Page 3            Article IV            HOURS OF EMPLOYMENT
Page 4            Article V             OVERTIME
Page 4            Article VI            HOLIDAYS
Page 5            Article VII           EMERGENCY CALLS
Page 5            Article VIII          TEMPORARY ASSIGNMENT
Page 6            Article IX            VACATIONS
Page 7            Article X             SETTLEMENT OF DISPUTES
Page 9            Article XI            PHYSICAL EXAMINATION
Page 10           Article XII           SENIORITY
Page 12           Article XIII          LEAVE OF ABSENCE
Page 13           Article XIV           DISCHARGES
Page 13           Article XV            DEATH IN FAMILY
                                        JURY DUTY
Page 13           Article XVI           BULLETIN BOARDS
Page 14           Article XVII          RECALL LIST
Page 15           Article XVIII         SICK LEAVE
Page 17           Article XIX           COMMITTEE MEETING
Page 17           Article XX            SAFETY
Page 18                                 DRUG AND ALCOHOL
                                        TESTING
Page 24           Article XXI           MISCELLANEOUS
Page 26           Article XXII          SHIFT DIFFERENTIAL
Page 26           Article XXIII         STRIKES AND LOCKOUTS
Page 26           Article XXIV          NOTICES
Page 27           Article XXV           WAGES
Page 27           Article XXVI          TERMINATION
Page 28           Article XXVII         CONFLICT WITH LAWS
Page 28           Article XXVIII        NON-DISCRIMINATION
Page 28           Article XXIX          SENIORITY LIST
Page 29           Article XXX           RULES AND REGULATIONS
Page 29           Article XXXI          MANAGEMENT RIGHTS
                                        CLAUSE
Page 30           Article XXXII         INSURANCE
Page 30           Article XXXIII        CONTRACTING OUT
Page 31                                 SIGNATURES
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      THIS AGREEMENT, made and entered into as this 1st day of February, 1997, by and between VULCAN REFINING COMPANY, Cordova, Alabama (hereinafter called the "Company") and the UNITED STEEL WORKERS OF AMERICA, AFL-CIO-CLC, on behalf of LOCAL UNION NO. 2122A (hereinafter called the "Union").

      WITNESSETH

      That the parties hereto have reached an Agreement through collective bargaining for the purpose of facilitating the peaceful adjustment of differences and interpretations of this Agreement that may arise from time to time and for the purpose of promoting harmony and efficiency, to the end that the employees, the Company, and the general public may mutually benefit and the parties hereto contract and agree as follows:

                                    ARTICLE I
                                   RECOGNITION

      1. The Union shall be the sole and exclusive bargaining agency for all employees of the Cordova, Alabama, plant, for the purpose of collective bargaining with respect to rates of pay, wages, hours of employment and conditions of employment.

      2. The term "Employee" as used in this Agreement applies only to persons employed in the Cordova Plant, but does not include foremen or superintendents with the authority to hire and discharge actually or by recommendation, office clerks, buyers, inspectors, salesmen, technical employees, or commercial watchmen. No foreman or supervisor shall do any work in any classification represented by the Union except for the purpose of instruction to an employee or employees and or in any emergency situation to protect life or property where no qualified employee is immediately available to perform the work. The Company has no intention of abusing this paragraph.


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                                   ARTICLE II
                                 UNION SECURITY

      1. The Company recognizes and will not interfere with the rights of its employees to become members of the Union, and there shall be no discrimination, interference, restraining or coercion on the part of the Company, or its agents, against any member of the Union.

      2. The Company agrees, upon individual written authorization by employees, to deduct union dues and initiation fees, which authorization shall be irrevocable for a period of not more than one (1) year or beyond the termination date of this Agreement, whichever first occurs, but which authorization shall be automatically renewed for successive periods of one (1) year for the period of each succeeding agreement, whichever shall be shorter, unless written notice is given by the employee to the Company and to the Union not more than seventy-five
(75) days and not less than sixty (60) days prior to the expiration of each period of one (1) year of each agreement whichever first occurs. The Secretary-Treasurer of the International Union must certify to the Company the amount due by each employee. All deductions shall be forwarded to the Secretary-Treasurer, United Steel Workers of America, AFL-CIO-CLC, with an itemized list to cover and copy to Local Union Financial Secretary.

                                   ARTICLE III
                                      WAGES

      1. The rate of pay and job classification for all classifications represented by the Union shall be agreed to by the Company and the Union shall be attached to this Agreement as an addendum and such shall become a part of this Agreement.


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                                   ARTICLE IV
                               HOURS OF EMPLOYMENT

      1. The regularly scheduled work week shall not exceed eight (8) consecutive hours in any one day of twenty-four (24) hours or more than forty
(40) hours in any five (5) day period.

      2. The work week shall commence at 7:00 AM o'clock on Monday and end at 7:00 AM o'clock on the following Monday.

      3. Should any employee covered by this Agreement be required to work at least two (2) hours, but less than four (4) hours, past his normal quitting time, the Company shall provide such employee with a suitable lunch, if the employee so desires. Such employee shall be given a reasonable period of time, without loss of pay, to eat said lunch or lunches. In the event any employee is required to continue work through a second normal meal period (at least 4 hours) he shall be provided with a second lunch if he so desires. In the event the Company is unable to provide a suitable lunch or lunches as the case may be, such employee shall receive $5.00. This does not apply to scheduled overtime.

      4. A reasonable period of time (not to exceed ten (10) minutes) shall be allowed for employees to return Company tools or other Company equipment at the end of each normal day of shift on Company time. Due consideration shall be given of the distance of their work from the checking point and the nature of the tools or equipment to be returned.




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                                   ARTICLE V
                                    OVERTIME

      1. Overtime at the rate of one and one-half (1-1/2) times the base rate of pay will be paid for any and all hours worked in excess of any eight (8) regularly scheduled hours of work, however, there shall be no pyramiding of overtime or premium pay. In the event that two (2) regularly scheduled shifts are worked consecutively, all hours over eight (8) will be considered overtime.

      2. One and one-half (1-1/2) times the base rate will be paid for each hour worked in excess of forty (40) in any work week. The Company reserves the right to schedule bargaining unit employees to minimize overtime.

      3. The Company agrees to post barge information as it is received and give the Union as much notice as possible on weekend schedules.


                                   ARTICLE VI
                                    HOLIDAYS

      1. Two and one-half (2 1/2) times the base rate of pay shall be paid for all work performed on New Year's Day, Good Friday, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas Eve, Christmas Day. It is understood that the employee working on the above-named holidays will receive their straight time base pay plus the premium pay for the holiday work, making a total pay of 2 1/2 times the hourly rate.

      2. Employees not required to work on the above mentioned holidays shall receive their normal rate of pay and the days not worked shall be taken into consideration in computing weekly overtime.


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      3. If any of the above holidays fall on Sunday, the following Monday shall be recognized as the holiday. If any of the above holidays fall on Saturday, the Friday before shall be recognized as a holiday. Should a recognized holiday occur during an employees vacation, the employee may take the day before or the day immediately after the vacation period as approved by Management.

      4. Employees will be given four (4) hours off with pay per year for personal business.


                                   ARTICLE VII
                                 EMERGENCY CALLS

      1. If an employee is called in for an emergency, he will receive a minimum of two (2) hours pay for the work assignment he was called in to perform.

      2. Employees shall not leave the plant until he is properly relieved by another qualified employee. If an employee cannot report as scheduled, he should provide as much notice as possible.


                                  ARTICLE VIII
                              TEMPORARY ASSIGNMENT

      1. It is understood that trainee employees shall receive the prevailing rate of pay for the job as quickly as he is able to perform the duties of the position.

      2. An employee temporarily assigned to a higher rated classification shall receive the rate of the classification to which he has been assigned for the duration of that assignment.

      3. An employee temporarily assigned to a lower rated classification should receive his regular rate of pay.


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                                   ARTICLE IX
                                    VACATIONS

      1. Employees with one (1) to four (4) years seniority with the Company shall receive two (2) weeks vacation with full pay. Employees with five (5) to nine (9) years seniority with the Company shall receive three (3) weeks vacation with full pay. Employees with ten (10) to nineteen (19) years seniority with the Company shall receive four (4) weeks vacation with full pay. Employees with twenty (20) or more years seniority with the Company shall receive five (5) weeks vacation with full pay. Employees will be allowed to split one week's vacation into single days with two days advance notice to management. There is no guarantee that the employee's request will be granted, but the Company will attempt to comply with the request, if at all possible.

      2. If an employee works eight (8) months or more between January 1st and December 31st of the preceding year, the employee shall be entitled to their full vacation. If an employee works less than eight (8) complete months between January 1st and December 31st of the preceding year, the employee shall be entitled to a pro rata share of the amount of vacation he or she would have been entitled to as specified by Article IX, Paragraph 1. Said pro-rata share is to be determined by multiplying the number of months worked, including partial months, times one-twelfth (1/12) times the entire vacation period for which the employee would have been entitled to if he or she had worked 12 complete months. (Example: total length of employment-3 years; total time worked preceding January 1st to December 1st-7-1/2 months; 7.5 x 1/12 x 10 days = 6.25 days = 1 week 1 day.)


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      3. Sick leave (occupational and non-occupational) shall count as time worked in computing the number of months worked for purposes of paragraphs 2 and 3 of this Article.

      4. Paragraph 3 of this Article is only effective when the employee's reasons for completing less than a full year is due to the employee's quitting or being laid off due to lack of work or being discharged for cause.

      5. Employees shall be entitled to sign up for a one week vacation period during June 1 - October 31. The Company will consider extended vacation periods during this time if it can be granted without interference with the operation of the facility. The remainder of the employees vacation can be scheduled throughout the remainder of the year.

      6. Before any employee takes a vacation, he must give the Company two (2) weeks notice in writing. The requirement of two weeks notice in writing may be waived by mutual consent of the parties.


                                    ARTICLE X
                             SETTLEMENT OF DISPUTES

      1. Should differences arise between the Company and the Union as to the meaning and application of this Agreement, or should differences arise about matters not specifically mentioned in this Agreement but connected therewith, or should any local dispute of any kind arise, there shall be no suspension of work or slowdown by the employees on account of such differences nor any lockout by the Company, but an earnest effort shall be made to settle such differences promptly by the following methods of procedure.


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      First, between the aggrieved employee and the Foreman of the department involved. The department steward may accompany the aggrieved employee. Any grievance must be filed in writing as the first step within ten (10) days after the occurrence involved. Such days may be extended by mutual agreement.

      Second, between members of the grievance committee, designated by the Union, and the Foreman or Superintendent of the department. The grievance at this step must be submitted in writing.

      Third, between members of the Grievance Committee, designated by the Union, and the General Superintendent or Manager of the Works, or his designated assistant. Either side is authorized and allowed to have such other parties present as they deem desirable including the International Union Representative and Executives of the Company.

      Fourth, Arbitration: If the grievance has not been settled in the previous steps, they shall jointly request the Federal Mediation and Conciliation Service to submit a panel of five (5) arbitrators. The Company shall strike two (2) and the Union shall strike two (2), the remaining member shall be designated as the impartial Arbitrator. The parties will alternately strike one name at a time.

      2. The decision of the Arbitrator shall be final and binding upon the parties.

      3. The fees and expenses of the arbitrator will be equally shared between the Company and the Union.

      4. It is agreed by both parties that they will use every effort to expedite the settlement of all disputes.

      5. In further consideration of the mutual promises contained herein the parties hereto expressly agree that neither party shall bring or cause to be brought, any court, or other legal or administrative action against the other until the dispute, claim,


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grievance of complaint shall have been brought to the attention of the party against whom it shall be made and the said party after actual notice of same shall, within a reasonable time, not, however, exceeding five (5) days, fail to take steps to correct the cause or circumstances giving rise to such dispute, claim, grievance, or complaint, and the same shall thereafter fail to be corrected within a reasonable time.

                                   ARTICLE XI
                              PHYSICAL EXAMINATION

      1. Applicants for initial employment shall submit to a physical examination by a physician appointed by the Company.

      2. Irrespective of the foregoing, the Company may, in cases of constantly recurring absence from duty or in other exceptional cases, require an examination by a physician appointed by the Company.

      3. In instances mentioned in (2) foregoing, the employee receiving notice that Company desires his physical examination shall have the right to first be examined by a physician of his own choice, and in the event of such examination, shall submit to Company the report of the examination by his physician. If Company is not satisfied with the examination by the employee's physician, such employee shall be so advised and shall thereupon be examined by a physician appointed by the Company. In the event the affected employee's physician's decision as to physical fitness is contrary to the report of physical fitness rendered by the physician appointed by the Company, then said two physicians regarding the employee's physical fitness shall be final. It shall be required by such arbitration procedure that the third physician and the physician appointed by the employee, when their reports are contrary to the report of the physician appointed by the Company, shall state in


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writing to the Company that the employee is or is not (as the case may be)
physically capable of performing all duties incident to his work in the classification to which it is then assigned. Such third physician must be approved by the insurance carrier of the Company. Each party shall pay the charges and expenses of the physician appointed by them and the charges and expenses of the third physician shall be borne equally by the Company and the interested employee.

                                   ARTICLE XII
                                    SENIORITY

      1. Seniority and ability shall be the determining factors in promotions, demotions and layoffs. These rules and methods of promotions are not intended to place any employees in a position which he is not capable of handling in a safe and workmanlike manner.

      2. Seniority shall become effective after 120 working days of employment on jobs included within the bargaining unit and shall relate back to the initial employment date.

      3. All employees shall have plant seniority. Plant seniority will prevail in all cases except in filling vacancies in cases of promotion, demotion, layoff and recall, the following factors shall be considered:

                  A - Plant Seniority
                  B - Ability to perform work

      When factor "B" is relatively equal, seniority will be the governing factor.

      4. When a vacancy occurs, it shall be posted in the plant for five (5) working days for plant wide bidding. Such vacancy shall be filed in accordance with 3. above. Employees who desire to bid on such jobs shall give written notice to both the Company and the Union before the expiration of said five days. Due consideration will be


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given employees who are absent because of sickness, vacation or other excused absences.

      5. Plant seniority will be used to determine vacations.

      6. Plant seniority will prevail in layoffs except where employees are in classifications which the Company requires to continue production. An employee with plant seniority shall have the right to roll as of layoff within five (5) calendar days, providing he can perform the job.

      7. It is understood that if a man rolls for a job, he will return to his former job as soon as it comes open.

      8. It is understood that while laid off, a man does not have to roll or accept another job at the plant. He can stay on lay-off until his regular job comes open again.

      9. When an employee is in line for promotion and is rejected by the Company on the grounds that he lacks the ability to perform the work, and some other employee is used to fill the position, such appointment shall be considered as temporary until the rejected employee or the Union Committee can file grievance with the Company. In case such grievance is not filed within five
(5) days, this temporary appointment to such position shall be considered as permanent.

      10. Any employee in line for promotion and being rejected by the Company shall be entitled to thirty (30) day trial period on the job in question. The operational record of the job in question shall serve as the determining factor related to the employee's ability. It is also agreed and understood that this provision shall not apply in case the employee in question would create a hazard to other employees or to the safety of both the employees and the plant.


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      11. The failure of any employee to demonstrate his ability on any job in question shall not prevent him from returning to the job previously held by him and he shall not lose his seniority rights to a promotion to some job which he is capable of handling.

      12. A bidder for spare jobs and working on such spare jobs will be the man to have the regular job when said job is vacated.

      13. When a new job is established or created, the new job will be posted and bids will be plant wide seniority on the new job.

                                  ARTICLE XIII
                                LEAVE OF ABSENCE

      1. Employees showing just cause may be granted a leave of absence for a reasonable length of time not exceeding thirty (30) days. When a leave of absence is granted, a notice shall be posted on Company bulletin boards.

      2. It is further agreed that any employee who may be elected or appointed to any office in the Union, which will require him to absent himself from duty with the Company, may be granted a leave of absence not exceeding one year at any one time. Upon return of such employee herein he will retain his seniority rights and must stand regular physical examination upon reporting for duty. Not more than employee at any one time are to be covered by this provision.

      3. Any employee being conscripted for military service in the armed forces shall be returned to his original or former job with full seniority rights providing he reports within ninety (90) days after discharge. It is agreed that the above employee shall be required to stand the regular physical examination upon reporting for duty with the Company.


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                                   ARTICLE XIV
                                   DISCHARGES

      1. No employee shall be discharged if physically or mentally capable of continuing his duties because of any accident unless such accident was caused by failure to follow instructions, proved carelessness or malicious intent to the employee.

      2. In cases where an employee is not physically capable of discharging his regular duties, he shall be provided with work of such a nature or character that he can so discharge such work, provided, however, that such work is available.


                                   ARTICLE XV
                 DEATH IN THE IMMEDIATE FAMILY AND JURY DUTY PAY

      1. Necessary time off without loss in pay will be allowed by the Company in case of death in the immediate family. The immediate family being defined as the employee's spouse, parent, children, grandchildren, brother, sister, mother-in-law, father-in-law, brother-in-law, sister-in-law or employee's and wife's grandparents.

      2. Time off for death in the family shall not exceed three (3) days if the deceased is buried in state and five (5) days if deceased is buried out of state.

      3. Necessary time off will be granted by the Company for such employees who are called for jury duty and such employees shall suffer no loss in pay for such time spent as juror.


                                   ARTICLE XVI
                                 BULLETIN BOARDS

      1. The Company will cause a bulletin board to be erected where all employees may see it upon entering or leaving the plant. Such bulletin board shall be used by the Union for any matter related to its membership.


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                                  ARTICLE XVII
                                   RECALL LIST

      1. Employees laid off due to reasons beyond their control shall have none of the rights of employees. However, their names will be kept on a recall list. Laid off employees with less than five (5) years seniority will be kept on a recall list for a period of two (2) years. Laid off employees with six (6) to ten (10) years seniority will be kept on a recall list for a period of three (3) years. Laid off employees with eleven (11) to fifteen (15) years seniority will be kept on a recall list for a period of four (4) years. Employees with sixteen
(16) or more years seniority will be kept on a recall list for a period of five(5) years. The Company agrees not to hire new employees while any employee is on recall who has not been offered the opportunity to return to work. However, that such employee on recall has the ability to perform the job involved.

      2. Employees off duty because of sickness, military service or leave of absence for Union Activity shall suffer no loss of seniority.

      3. It is agreed that in layoffs, the last man hired, covered by conditional plant seniority, shall be the first man laid off.

      4. In notifying laid off employees of available jobs, the Company shall direct a registered letter to the employee's last known address together with a copy to the Chairman of the Union Committee and a copy to the Secretary of Local Union No. 2122A, advising such employee that the work is available. Within five
(5) days after receipt of such letter, such employee must notify the Company of his intention to return to work on the position or job will be offered to the next senior man on the recall list.

      5. It is understood that in the event of an emergency the Company may fill such vacancy until employees on the recall list have advised when they will return to work.


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                                  ARTICLE XVIII
                                   SICK LEAVE

      If an employee misses work due to illness or an accident not related to work with the Company or another employer, he/she may be eligible for sick pay benefits. To be eligible for sick pay benefits, an employee must:

      *     be actively employed by the Company;

      * have one year's seniority with the Company before the illness or accident occurred; and,

      *     be under the care of a licensed doctor.

      Weekly reports on the employee's condition may be required from the employee's doctor.

      Sick pay benefits begin on the fourth day of absence and continue for four
(4) days. During this time, the employee will receive a $5 daily benefit.

      Beginning with the eighth (8th) day of absence from work or starting with the first (1st) day of absence if the employee is hospitalized, daily benefits are paid based on a percentage of the employee's straight time regular base rate for a scheduled work week.

The percentage will be paid as follows:

      If the employee has this service:    Benefit Paid:

      1-5 years                                 70%

      6-9 years                                 80%

      10-19 years                               90%

      20 or more years                         100%

      Benefits can be paid for up to six months (6) for any one illness or accident. However, if an employee has returned to work full time


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for at least twelve (12) months, benefits may be paid for an additional six months for the same illness or accident.

      Sick pay benefits will be limited during the full time the employee is employed by the Company. If the employee has less than twenty (20) years of service, the employee can receive a maximum of eighteen (18) months of sick pay benefits. If an employee has twenty (20) or more years of service, he/she can receive a maximum of twenty-four (24) months of sick pay benefits.

      The three day waiting period before sick pay benefits begin, or any sick pay benefits an employee is receiving, will end if the employee begins vacation. If the illness or injury extends past the employee's vacation, the $5 per day sick pay benefit will begin on his/her next scheduled working day after vacation. The three-day waiting period will not apply.

      If an employee becomes ill or is injured while he/she is on vacation, the three-day waiting period will start on the day the doctor diagnoses the illness or injury. However, in no case will the waiting period be longer than three (3) days before an employee is scheduled to return to work.

      Should the Company refer any employee to their doctor, the Company shall make all provisions for appointments, transportation and agrees to pay the employee for the day lost when he is being examined by the Company doctor. In the event the employee's doctor states that he is physically able to return to work, the employee shall return to work and work until such time as the Company has made an appointment with their physician.


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                                   ARTICLE XIX
                                COMMITTEE MEETING

      1. The Company agrees that it will meet with the Union's Committee, not to exceed a total of three (3) members, at such times as may be agreeable. Members on duty at the time of such meeting shall suffer no loss in pay. Should the Company request a meeting, the Company shall pay for all such time lost due to such meeting.

      2. In addition to the three (3) man committee mentioned above, the Union shall have the right for the President or Secretary of the Local Union, or both, to attend any and all meetings related to the business of the Local Union. The Union shall have the right to call in District Representatives or any International Officer or Director at any time.

                                   ARTICLE XX
                                     SAFETY

      1. The Company and the Union consider the factor of health and safety of vital importance and any employee considering any condition or equipment to be unsafe shall promptly report the same to his immediate supervisor and to the Union steward.

      2. Upon request of the Union Committee duly made to any supervisor in charge, the supervisor will immediately inspect any condition or equipment considered unsafe. Such inspection shall be made in the presence of the Union Committee. No employee will be requested to work on or near unsafe equipment.

      3. Adequate first aid equipment will be maintained at all times by the Company at places mutually agreed between the Company and the Union.


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      4. No employee shall be required to perform services that endanger his physical safety and his refusal to do such work shall not warrant or justify his discharge. In all such cases a conference shall be held at the earliest practicable moment between the Union Committee and the Company to dispose of such issue.

      5. Employees shall at all times exercise safety in the performance of their duties and shall at all times follow all safety policies established by and utilize all equipment supplied by the Employer for protection of life, limb and property. There shall be formed a joint Employer-Union Safety Committee, subject to the following:

      A. The committee shall consist of four (4) members, two of which shall be supplied by the Union.

      B. The purpose of this committee shall include only clarification of problems and answering of questions which arise with regard to matters of employee safety, and to develop in and promote among all employees' working habits which are safe in every way.

      6. It shall be the policy of the Employer to see that sufficient qualified workmen equipped with necessary safety devices are on the job to properly and safely handle the work to be done. The Union and the employees shall promote safety at all times. No employee shall take undue risk in the performance of his duties and the foremen shall exercise care for the safety of all employees.

      7. Monthly safety meetings will be set by Management.

                            DRUG AND ALCOHOL TESTING

      In the interest of safe and efficient operation of the Company's plant and the protection of its employees, each employee of the Company will undergo, at such times as requested by the Company and at its expense, a physical examination to be conducted by a


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
reputable physician designated by the Company if an employee is not satisfied with the results of such physical examination, he will have the right to undergo a physical examination conducted by a reputable physician of his own choosing and at his own expense if the results of the two (2) examinations do not agree, the physicians conducting said examinations will choose a third physician who will make a physical examination of such employee and the report and findings of such third physician will be final and conclusive upon the Company and the employee, the cost of which shall be borne equally by the Company and the employee. The last two (2) preceding sentences of this paragraph, however, will not apply to any examination by any physician connected with or designated by the United States Health Services or the Department of Health of the Commonwealth of Pennsylvania, the examination by latter physicians will be final.

      The future of Vulcan Refining Company is dependent upon the physical and psychological health of its employees. Being under the influence of a drug or alcohol on the job may pose serious safety and health risks not only to the user, but also to all those who work with the user and may diminish productivity. The possession, use of sale of an illegal drug in the workplace may also pose unacceptable risks for safe, healthful and efficient operations. Recognizing that the Company has adopted pre-employment screening practices designed to prevent hiring individuals who use illegal drugs, or whose use of illegal drugs or alcohol indicates a potential for impairment, now therefore, effective November 1, 1993, the Company and the Union hereby adopt this policy for all employees covered by this Agreement.

SECTION 1. Employee Assistance Program. The Company will maintain an Employee Assistance Program (EAP) which assists employees who suffer from alcohol or drug abuse and other personal problems in securing professional help. It is recognized that substance screening results can trigger participation in the EAP and no disciplinary action will be taken against any employee who is participating in the EAP solely because of his\her participation in the EAP. The EAP will monitor any employee's progress through treatment and after care in order to insure that the employee has every opportunity to be as productive an employee as he/she can be.

SECTION 2. Possession Prohibited. No employee at any work site may possess any quantity of alcohol or any substance or drug (lawful or unlawful) which, if taken in sufficient quantity (which quantity may be greater than that in the employee's possession) could result in impairment, except for authorized substances. "Work Site" means any office, building or property owned or operated by the employer, or and other personal effects, tools, and areas substantially entrusted to the control of the employee such as desk, files and lockers. Authorized substances include only: a) lawful over-the-counter drugs (excluding alcohol) in reasonable amounts; and b) other lawful (prescription) drugs taken at prescribed dosage.

SECTION 3. Impairment Prohibited. No employee will report for work or will work impaired by any substance, drug or alcohol, lawful or unlawful, except with management's approval; such approval will be limited to lawful medications and based strictly on an assessment of the employee's ability to perform his/her regular or other assigned duties safely and efficiently. "Impaired" means under the influence of a substance (alcohol .05%) such that the employee's motor sense (i.e. sight, speech, hearing, balance, reaction, reflex) or judgment either are, or may be reasonably presumed to be affected.

SECTION 4. Suspected Impairment. When there is reasonable cause to believe that any employee has reported to work or is working impaired, that employee may be required to submit to substance screening. In addition, any employee involved in a job related accident or incident which involve the apparent violation of any safety rule or standard which did result or could have resulted in injury or property damage where impairment appears to be the cause, may be subject to substance screening. Before an employee will be subject to substance screening, one of the following management personnel must be present in addition to the immediate supervisor and the management representative must concur that there is reasonable cause to believe the employee may be impaired: Terminal Manager and/or Vice President. When one of the aforementioned management people are called, the supervisor will also call one of the members of the Union Committee and such union representative may be present to advise the employee of his or her rights, if a member of the Union's Committee can be contacted.

SECTION 5. Substance Screening. For the purpose of assuring compliance with Sections 3 and 4 above, employees will be subject to substance screening under the process described below. "Substance Screening" means prompt testing of blood and urine deemed necessary to determine possession or impairment, and the completion of a substance use questionnaire. The screening of employees is not intended to be a punitive program, but one in which those identified as having drug or alcohol related problems will be referred through the EAP for help.

SECTION 6. Substance Screening Process. All substance screening tests will be conducted by an approved NIDA certified technological laboratory and based on an appropriate sample obtained from the employee. If an initial analysis results in a positive finding, confirmatory tests will be conducted. If the confirmatory results are positive, the individual will be advised. An employee whose urine or blood reveals higher concentration (as spelled out in Appendix A and measured by EXIT BC/MS Test) of the drugs identified in Appendix A will be deemed to have a positive drug screening result.

SECTION 7. Disciplinary Action.

      a. Any dispute arising from the administration or interpretation of this policy will be subject to the grievance and arbitration procedures.

      b. Except as hereinafter specified, any discipline meted out to an employee will be determined based upon the circumstances or event that gave rise to the substance screening and without regard to the results of the screening.

      c. A positive substance screening test result will serve as a trigger mechanism for the EAP.

      d. A positive substance screening result will allow the Company to require an employee to submit to a maximum of four (4) random tests within twelve (12) months of the positive result.

      e. An employee who has a positive substance screening test result and who refuses to enter the EAP or fails to complete the treatment program he/she enters will be suspended for two (2) weeks for the first positive test.

      f. Failure to submit to substance screening is grounds for automatic two
(2) weeks suspension and the employee will be required to submit to a maximum of four (4) random tests within twelve (12) months of his/her refusal to take the substance screening test.

      g. Any employee who has a second positive substance screening test result or refuses a second time to submit to substance screening or has a positive substance screening test result after having earlier refused to submit to substance screening or who refuses to submit to substance screening after having had a positive substance screening result will be discharged.

      h. Possession of any substance referred to in Section 2 result in a two
(2) week suspension for the first offense and the employee will be required to submit to a maximum of four(4) random tests within twelve (12) months of the date the possession was discovered by the Company. Any subsequent possession of any substance referred to in Section 2 will result in discharge.

                                   ARTICLE XXI
                                  MISCELLANEOUS

      1. Employees shall be permitted to trade shifts if such trading shall not result in overtime payment by the Company.

      2. All conditions not covered by this Agreement shall remain unchanged unless mutually agreeable to the Company and the Union.

      3. The Company agrees to provide $50,000 life insurance and $50,000 AD&D. The Company shall furnish major medical for all employees in the unit, including the spouse and dependents of married employees, to cover a maximum amount of $500,000 above the basic coverage.

      4. The Company agrees to furnish hard hats and rain gear on a fair wear and tear basis. Employees failing to turn in old equipment will be debited through payroll deductions for the cost of new equipment. Employees using Company tools and, through their negligence, these tools are lost or stolen, shall reimburse the Company. The Company agrees to replace clothing and shoes destroyed on the job. The Company will provide uniforms for employees at no cost to the employee.

      5. The Company agrees to contribute $1.38 per hour effective 2/1/97, $1.48 per hour effective 2/1/98, and $1.58 per hour effective 2/1/99 to the U. S. W.
A. National Industrial Group Pension Plan for all hours worked not to exceed forty (40) hours per week. For the purpose of this provision, holidays, vacation time and sick leave and time missed as a result of on the job injury shall be considered time worked. The Company agrees to execute the forms necessary to set up said pension agreement and to furnish information required in connection therewith, together with the agreement to transmit said funds called for. It is understood, however, that the Company shall have no liability in connection with the expenditure of said funds furnished or the benefits to be furnished said employees.

      6. The break periods for maintenance employees shall not exceed fifteen
(15) minutes in length. Two break periods shall be allowed whenever possible. The break periods shall be from 9:00 am to 9:15 am and 2:00 pm to 2:15 pm., whenever possible.

      7. The Company will provide affected employees notice of layoffs as far as possible in advance, but in any event, not less than five (5) calendar days notice or the Company will pay the employee for days less than five (5).

      8. A Civil Rights Committee will be established and consist of two members appointed by the Union and two from Management who will meet at reasonable times upon request of either party to discuss matters pertaining to civil rights and advise the Company and Union concerning them. This committee shall have no jurisdiction over filing or processing of grievances.

      9. The Company agrees that it will check off and transmit to the treasurer of the United Steelworkers of America Political Action Committee (USWA PAC) voluntary contributions on forms provided for that purpose by the USWA PAC. The amount and timing of such check off deductions and the transmittal of such voluntary contribution shall be as specified in such forms and in conformance with any applicable state or federal statute.

      The signing of such USWA PAC check-off form and the making of such voluntary annual contribution are not conditioned of membership in the union or of employment with the Company.

      The signing of such USWA PAC check-off holds Company harmless against any and all claims, demands, suits or other form of liability that shall arrive out of or by reason of action taken or not taken by the Company for the purpose of complying with any of the provisions of this section.

      The USWA PAC supports various candidates for federal and other elective office, is connected with the United Steel Workers of America, a labor organization, and solicits and accepts only voluntary contributions, which are deposited in an account separate and segregated from the dues fund of the union, and its own fundraising efforts and in joint fundraising efforts with the AFL-CIO and its committee on political education.

                                  ARTICLE XXII
                               SHIFT DIFFERENTIAL

      1. It is hereby agreed that the shift differential of fifteen (15) cents per hour for second shift and twenty-five (25) cents per hour for third shift will be paid for all employees.

                                  ARTICLE XXIII
                              STRIKES AND LOCKOUTS

      1. The Company agrees that it will not lock out, or discriminate against, any member of the Union because of membership in the Union or because of legitimate Union activity during the life of this Agreement and the Union agrees that during the terms of this Agreement it will not engage in any unauthorized strike, slowdown or any interruption of the Company's operations.

                                  ARTICLE XXIV
                                     NOTICES

      1. All notices required or permitted under this Agreement, which are to be given to the Company by the Union, shall be given by mailing a registered letter to the Company in Cordova, Alabama. All notices to the Union by the Company shall be given by mailing a registered letter to the Regional Director of District 9, United Steel

Workers of America, AFL-CIO-CLC, 6200 E.J. Oliver Blvd., Suite 44, Fairfield, Alabama, with a copy to the Secretary of the Local Union No. 2122-A


                                   ARTICLE XXV
                                      WAGES

                        2/1/97      2/1/98      2/1/99

Operators               14.40       14.75       15.10
Maintenance             14.40       14.75       15.10
Emulsion                14.40       14.75       15.10
Loaders                 14.40       14.75       15.10
*Laborers                6.85        7.20        7.55

*New hires will be given the higher rate as soon as they have been evaluated by Management and found to be qualified to perform all aspects of the job.

      Classification of Operator, Maintenance, Loaders and Emulsion can work in any classification as long as they are not being utilized in their bid classification.

                                  ARTICLE XXVI
                                   TERMINATION

      1. It is hereby agreed that this contract contains the complete agreement between the parties, and no additions, waivers, deletions, changes or amendments shall be made during the life of this contract except by mutual consent in writing, of the parties hereto.

      2. This Agreement shall be effective as of February 1, 1997, and shall continue in full force and effect until 12:00 o'clock midnight, January 31, 2000, and shall automatically be renewed thereafter from year to year unless either party notifies the other in writing sixty (60) days prior to the expiration date that it desires to terminate or modify the provisions of this Agreement.

      3. The Company and the Union can modify or change the Agreement by mutual consent at any time during the life of same.

                                 ARTICLE XXVII
                               CONFLICT WITH LAWS

      Should any provision of this Agreement, at any time during its life be in conflict with Federal or State law or regulation, then such provisions shall continue in effect only to the extent permitted. In event of any provision of this Agreement thus being held inoperative, the remaining provisions of this Agreement shall, nevertheless remain in full force and effect.


                                 ARTICLE XXVIII
                               NON-DISCRIMINATION

      Neither the Company nor the Union shall discriminate against any employee because of race, creed, sex, color or national origin, and accordingly, both parties hereto agree to comply with all applicable laws governing such matters. The Company agrees that it will not discriminate in any way, whether Union member or not.

                                  ARTICLE XXIX
                                 SENIORITY LIST

      The Company will furnish the Union, semi-annually, with an up-to-date seniority list of all employees in the bargaining unit. The seniority lists will be for the periods of January 1 through June 30 and July 1 through December 31.

      A copy of the seniority list shall be transmitted to the Regional Director of District 9, United Steel Workers of America, AFL-CIO-CLC, 6200 E.J. Oliver Blvd. Suite 44, Fairfield, AL 35064, with a copy to the local union.

      The seniority list shall also be posted on the bulletin board; unless objections thereto are made within thirty (30) days after posting, the list shall be deemed to be approved and shall be considered as the official seniority list.


                                  ARTICLE XXX
                              RULES & REGULATIONS

      The Company shall have the right to establish, maintain, and enforce reasonable rules and regulations to assure orderly plant operation, it being understood and agreed that such rules and regulations shall not be inconsistent in conflict with the provisions of this Agreement. All present rules and new rules the Company may put into effect will be subject to Article X, Settlement of Disputes, and it is further agreed that after the signing of this Agreement an employee's record will be cleared one year after the date of each offense. An employee's performance record will be reviewed personally on a yearly basis with management.


                                  ARTICLE XXXI
                            MANAGEMENT RIGHTS CLAUSE

      The management of the works, the director of the working forces, and the right to hire, suspend and discharge for just cause are vested exclusively in the Company and these rights shall not be abridged subject to the seniority and other provisions herein contained.

                                  ARTICLE XXXII
                                    INSURANCE

      The Company will provide to the employee, at no premium cost, less deduction, equivalent coverage to what the employee had in the previous agreement prior to July 1, 1990, with a lifetime medical benefit of $500,000.

      All employees agree to pre-certification upon entering the hospital for any cause except for emergency treatment.

      If an employee is laid off, the Company agrees to keep insurance in full force for a period of four months. When said employee is recalled to work, it is understood that he will repay the Company.

      Employees retiring before reaching age 65 will continue on the Company's health and dental plans until they reach age 65. Should the federal government establish a national health plan that provides benefits for this age group, the plan will be primary and the Company's plan secondary.


                                 ARTICLE XXXIII
                                 CONTRACTING OUT

1. The Company will not contract out work to others that is normally performed or can be performed by bargaining unit members whether working or on layoff.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives on this the 1st day of February, 1997.

UNITED REFINING COMPANY                 UNITED STEELWORKERS OF AMERICA

/s/ Lawrence A. Loughlin                /s/ George Becker
- -----------------------------------     ------------------------------------
Lawrence A. Loughlin                    George Becker, Intl. Pres.
V.P. Human Resources

/s/ Michael J. Kolos                    /s/ Leo W. Gerard
- -----------------------------------     ------------------------------------
Michael J. Kolos                        Leo W. Gerard, Intl. Sec/Treas.
V.P. Asphault Marketing

/s/ Michael Natale                      /s/ Richard H. Davis
- -----------------------------------     ------------------------------------
Michael Natale                          Richard H. Davis, Intl. VP (Admin.)
Sr. Vice President
Vulcan Refining                         /s/ Leon Lynch
                                        ------------------------------------
                                        Leon Lynch, Intl. V.P. H.R.

                                        /s/ Homer Wilson
                                        ------------------------------------
                                        Homer Wilson, District Director

                                        /s/ Gary Graves
                                        ------------------------------------
                                        Gary Graves, Staff Representative


                                        ------------------------------------
                                        LU 2122A Negotiating Committee


                                        ------------------------------------
                                        LU 2122A Negotiating Committee